Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Superior Energy Services, Inc.:
We consent to the use of our reports dated February 27, 2009, with respect to the consolidated financial statements, the related financial statement schedule and the effectiveness of internal control over financial reporting incorporated herein by reference.
/s/ KPMG LLP

New Orleans, Louisiana
August 10, 2009